METROCORP BANCSHARES, INC.

KBW Community Bank Conference

New York, NY

August 2-3, 2011

George M. Lee
President, CEO & Executive Vice Chairman

Forward Looking Statements

The statements contained in this presentation that are not historical facts are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe MetroCorp's future plans, projections, strategies and expectations, are based on assumptions, and involve a number of risks and uncertainties, many of which are beyond MetroCorp's control. Actual results could differ materially from those projected due to changes in interest rates, competition in the industry, changes in local and national economic conditions and various other factors. Additional information concerning such factors that could affect MetroCorp is contained in MetroCorp's 2010 Annual Report on Form 10-K and other reports and documents filed from time to time with the SEC.

CORE PERFORMANCE

EPS (Diluted) – Quarter



$0.20
$0.00
-$0.20
-$0.40
-$0.36
-$0.04
$0.00
$0.09
$0.12
$0.13
Q1-2010
Q2-2010
Q3-2010
Q4-2010
Q1-2011
Q2-2011

EPS (Diluted) - Annual


$1.10
$0.17
-$0.86
-$0.28
$0.25
$1.20
$0.80
$0.40
$0.00
-$0.40
-$0.80
-$1.20
2007
2008
2009
2010
YTD 6/30/11

Capital Ratios


18.0%
14.0%
10.0%
6.0%
16.7%
16.1%
15.1%
13.8%
10.4%
10.2%
15.5%
14.8%
13.9%
12.5%
8.8%
9.2%
11.8%
11.4%
10.8%
10.8%
9.5%
8.5%
2007
2008
2009
2010
Q1-2011
Q2-2011
Leverage ratio
Tier 1 capital ratio
Total risk-based capital ratio

Liquidity Ratio


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
10.7%
8.5%
13.0%
20.8%
23.5%
23.7%
2007
2008
2009
2010
Q1-2011
Q2-2011
MCBI

Liquidity ratio : Liquid Assets / (Deposits + Borrowings)

Employees - FTE



375
350
325
300
275
367
349
320
296
291
286
284
Q2-2007
YE 2007
YE 2008
YE 2009
YE 2010
Q1-2011
Q2-2011

Nonperforming Assets

$ in 000's



$100,000
$80,000
$60,000
$40,000
$20,000
$0
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
$9,094
$57,641
$102,867
$92,787
$82,949
$77,229
0.62%
3.65%
6.47%
5.95%
5.39%
5.18%
2007
2008
2009
2010
Q1-2011
Q2-2011
Tt NPA
NPA/Asset %

Total Assets

$ in Millions



Year-End Balance
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$1,460
$1,580
$1,590
$1,559
$1,538
$1,491
2007
2008
2009
2010
Q1-2011
Q2-2011

Total Loans

$ in Millions



Year-End Balance
$1,400
$1,200
$1,000
$800
$600
$400
$1,202
$1,346
$1,274
$1,144
$1,096
$1,065
2007
2008
2009
2010
Q1-2011
Q2-2011

Total Deposits

$ in Millions



Year-End Balance
$1,600
$1,400
$1,200
$1,000
$800
$600
$1,191
$1,269
$1,364
$1,294
$1,271
$1,241
2007
2008
2009
2010
Q1-2011
Q2-2011

Total Loans to Total Deposits



120%
100%
80%
60%
100.9%
106.1%
93.4%
88.4%
86.2%
85.8%
2007
2008
2009
2010
Q1-2011
Q2-2011

MCBI's Core Market Strengths

Chongqing & Chengdu

GDP 2010: $206 billion
GDP Growth Rate: 17%
U.S.- the second largest trading partner

The largest of the four provincial-level municipalities, and western China's largest inland port, well developed industrial base, especially in metals, minerals and petrochemicals



Chengdu
Chongqing
Xiamen
HEILONGJIANG
JILIN
LIAONING
SICHUAN
YUNNAN
XIZANG ZIZHIQU
(Tibet)
HENAN
JIANGSU
ANHUI
ZHEJIANG
HUNAN
JIANGXI
FUJIAN
TAIWAN
GUIZHOU
Dallas
Houston
WASH.
OREG.
ID.
NEV.
CALIF.
UTAH
ARIZ.
N.M.
OKLA.
ARK.
TEX.
MISS.
ALA.
GA.
S.C.
FLA.
TENN.
ALASKA
HAWAII
P.R.

Houston & Dallas

China is Texas' **third largest trading partner** and Texas is the **second largest exporting state to China.**

Houston is the **3rd largest city** in the U.S. and the Panama canal expansion will turn Houston into the **largest port city** in the U.S.

Xiamen

GDP 2010: $31.5 billion
GDP Growth Rate: 15%
U.S.- the largest trading partner

One of the first five special economic zones established and one of the most **important foreign trade ports**

Thank You

METROCORP BANCSHARES, INC.
9600 BELLAIRE BLVD., SUITE 252
HOUSTON, TEXAS 77036 USA
TEL: 713-776-3876
www.metrobank-na.com
NASDAQ: MCBI